UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011
Terreno Realty Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
16 Maiden Lane, Fifth Floor
San Francisco, CA 94108
(Address of principal executive offices) (Zip Code)
(415) 655-4580
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 20, 2011, a wholly-owned subsidiary of Terreno Realty Corporation (collectively referred to as the “Company”), completed the acquisition of an industrial property located in Northern New Jersey consisting of one industrial building, aggregating approximately 211,000 square feet (the “Property”), from a third-party seller, Saw Mill Park, LLC (the “Seller”), for a purchase price of approximately $32.6 million. In connection with the acquisition of the Property, the Company assumed a mortgage loan with a total principal amount of approximately $14.8 million with a fixed annual interest rate of 5.49%. The mortgage loan requires equal payments of interest and principal payable based on a 30-year amortization schedule with a maturity date of March 31, 2021. The loan is non-recourse to the Company except in the case of customary exceptions pertaining to matters such as fraud, bankruptcy, unpermitted transfers, misapplication of funds and other customary “bad act” recourse provisions. The Company utilized cash on hand to fund the acquisition, net of the assumed mortgage loan.
There are no material relationships between the Seller and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, other than in respect of the acquisition of the Property.
Item 7.01 Regulation FD Disclosure.
On May 23, 2011, the Company issued a press release announcing the completion of the Company’s acquisition of the Property. The press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
To the extent required by this item, financial statements for the Property will be filed as an amendment on Form 8-K/A to this report as soon as practicable but no later than 71 calendar days after the latest date on which this initial Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
To the extent required by this item, pro forma financial information for the Property will be filed as an amendment on Form 8-K/A to this report as soon as practicable but no later than 71 calendar days after the latest date on which this initial Form 8-K is required to be filed.

(d) Exhibits.

Exhibit
Number	Title

2.1	Agreement of Sale, dated as of March 31, 2011, between Saw Mill Park, LLC and Terreno Realty LLC (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 filed with the Securities and Exchange Commission on May 5, 2011), as assigned by Terreno Realty LLC to Terreno Belleville LLC.

99.1*	Press Release, dated May 23, 2011

*	Filed herewith
Forward-Looking Statements.
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. We caution investors that forward-looking statements are based on management’s beliefs and on assumptions made by, and information currently available to, management. When used, the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “project”, “result”, “should”, “will”, and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. These statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2010 and our other public filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terreno Realty Corporation
Date: May 23, 2011	By:	/s/ Michael A. Coke
Michael A. Coke
President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Title

2.1	Agreement of Sale, dated as of March 31, 2011, between Saw Mill Park, LLC and Terreno Realty LLC (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 filed with the Securities and Exchange Commission on May 5, 2011, as assigned by Terreno Realty LLC to Terreno Belleville LLC.

99.1*	Press Release, dated May 23, 2011

*	Filed herewith